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                                                         EXHIBIT 22 TO FORM 10-K
                                                     WESCO FINANCIAL CORPORATION
                                                FOR YEAR ENDED DECEMBER 31, 1997


                          WESCO FINANCIAL CORPORATION

                                  SUBSIDIARIES

                                                PERCENTAGE
                                                OWNED BY          STATE OF
NAME OF SUBSIDIARY                              REGISTRANT        INCORPORATION
------------------                              ----------        -------------
Wesco Holdings Midwest, Inc. . . . . . . . . .     100%           Nebraska
  Precision Steel Warehouse, Inc.  . . . . . .     100%           Illinois
    Precision Steel Warehouse, Inc.
      Charlotte Service Center . . . . . . . .     100%           Delaware
    Precision Brand Products . . . . . . . . .     100%           Delaware
  Wesco-Financial Insurance Company  . . . . .     100%           Nebraska
    Kansas Bankers Surety Company  . . . . . .     100%           Kansas
MS Property Company  . . . . . . . . . . . . .     100%           California